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                                                                    Exhibit 99.9

                             ASPEN TECHNOLOGY, INC.

                           CONFERENCE CALL REGARDING

                          BALANCE SHEET STRENGTHENING

                                    6/02/03

SAFE HARBOR STATEMENT

       Some of the information and comments in this presentation may contain forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the risks set forth under the caption "Risk Factors" in our 10K, 10Q and 8-K filed with the SEC.

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SOURCES AND USES ($ MILLIONS)


             Sources                                    Uses
-------------------------------------   -------------------------------------
Series D Pfd. (new $ in)       $100.0   Conv. Sub Debs                 $ 45.0*
                                        Series B Pfd. (Cash)             30.0
                                        Fees/Expenses (est.)             10.0
                                        Working Capital                  15.0
-------------------------------------   -------------------------------------
Total Sources                  $100.0   Total Uses                     $100.0

o IN ADDITION, $21 MM OF SERIES D PREFERRED STOCK WILL BE EXCHANGED FOR $21 MM OF SERIES B PREFERRED STOCK. THE PREFERRED B STOCK WILL BE FULLY RETIRED.

* The company's projections for its use of capital represents an expected use of funds, but actual allocation may differ. The company expects to use up to, but no more than $45.5 million for the re-purchase of convertible bonds. The bonds will be re-purchased at prices that are attractive to the company.

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IMPACT OF PROPOSED RESTRUCTURING

o    Removes customer and investor obstacles

o    Eliminates near-term liquidity risk, potentially onerous conditions

o    Dilutes common shareholders in the short-term

o    Paves way forward for appreciation in value

o    Enables management to focus on strategy and execution

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KEY TERMS: SERIES D PREFERRED SHARES

o    Convert. at $3.33/share

o    8% dividend, accrued

o    Payable in cash or stock at AZPN's option

o    Company can elect to accrue dividends through redemption/conversion

o    7.3 million warrants at $3.33/share

o    50% redeemable by holders 2009 & 2010

o    Redeemable by AZPN in 2006 if shares trade above $7.60 (45 days)

o    Standard anti-dilution, reg. rights, etc.

o    Advent appoints up to 4 of 9 directors (2 Advent Partners, 2 Independent)

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ANTICIPATED TIMING

o    File proxy                               (mid June)

o    Mail proxy                               (late June/early July)

o    Meetings w/investors, webcast            (July)

o    Q4 results & shareholder vote            (August)

o    Closing

WHAT WE'RE NOT CHANGING!

o    Drive for attractive growth, profitability

o    Commitment to customers

o    Solution focus, market leadership

o    Product excellence, quality reputation

o    Game plan, loyal employees, executive team

THE WAY FORWARD

o    Eliminates balance sheet uncertainties

o    Removes obstacles for customers, investors

o    Prevents potentially onerous conditions

o    Improves cash flow

o    Reveals true underlying equity value

o    Refocuses management energy on execution